EXHIBIT 99.4

Clearing the Collagen Scaffold: the Story Behind the Story

The need for technology that improves the lives of athletes and other active people who suffer from the most common knee injury, a damaged meniscus, seems clear. People who suffer such damage risk chronic knee troubles that can lead to osteoarthritis, reduced activity and health risks associated with lower activity levels. The media has paid particular attention to one group plagued by ACL and meniscus injuries—young athletic women.

The ReGen Biologics (OTC: RGBO) Menaflex™ collagen scaffold, recently cleared for U.S. marketing by the Food and Drug Administration, presents an important new option for many who suffer from chronic and acute medial meniscus injuries. It has been used in more than 2,500 patients in Europe, and U.S. sports medicine surgeons have requested access to the device.

Partial meniscectomy (the current standard of care) successfully treats short-term symptoms associated with meniscal tears, but leaves the patient with permanent tissue loss, which is linked to degenerative changes in the knee joint. The Menaflex device is inserted after a partial meniscectomy to facilitate tissue growth. Over time, the device resorbs and is replaced by the patient’s own tissue, thereby serving the long-term function of reinforcing and repairing the meniscus.

Menaflex developer ReGen Biologics, a small Hackensack, N.J.-based company, worked for three years to obtain FDA clearance. During the review process, ReGen submitted more clinical data in support of the Menaflex than had been submitted for any other device in its class (i.e. surgical meshes) to be given 510(k) clearance. ReGen consistently fought to receive fair treatment from the FDA, which violated the law and its policies. Ultimately, the company was vindicated by an independent FDA Advisory Panel that concluded the Menaflex device was as safe and effective as cleared meshes and thereby met the legal standard for clearance.

Significant Scientific Support

ReGen presented more clinical data in its 510(k) submission than had been provided in any previous submission for the hundreds of surgical meshes that have received FDA clearance through this process.
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ReGen presented data on 162 case histories with a mean 4.9 year follow-up, involving 25 surgeons. In comparison, meshes for orthopaedic indications in the spine, Achilles and biceps tendons were cleared for marketing with no clinical data. A shoulder mesh was cleared with data on five case histories and two surgeon opinion letters.

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ReGen’s data included “re-look” surgeries conducted on 141 patients a year after insertion of the Menaflex device to evaluate new tissue growth. On average, patients experienced a 70 percent increase in tissue over the amount that remained after partial meniscectomy alone. Biopsies from 135 of 141 of these re-looks showed the development of meniscus-like fibrocartilage, confirming the device’s effectiveness as a surgical mesh.

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ReGen’s data included a comparison of serious adverse event rates. The serious adverse event rate associated with the use of the device was equivalent to that seen in partial meniscectomy alone, which is remarkable considering use of the device involved suturing, a re-look surgery, and biopsy not required of patients undergoing partial meniscectomy alone. The serious adverse event rate also fell within the complication range reported for previously FDA-cleared surgical meshes.

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ReGen’s third 510(k) submission included a peer-reviewed journal article co-authored by some of the most prominent orthopaedic sports medicine surgeons in the country. This article demonstrated the device’s safety and performance for the treated population in an FDA-approved multicenter clinical study.

Independent Advisory Panel Review

An Advisory Panel of independent experts was convened in November 2008 by the FDA to provide input on safety and effectiveness of ReGen’s device. Both ReGen and the FDA provided data and made presentations.

Following these presentations, the FDA presented the panel with six questions summarizing the agency’s primary issues. Each of the questions was unanimously or near unanimously answered by the panel members in favor of ReGen’s position. No safety issues were identified, and risks were agreed to be minimal.

On the key question of whether the Menaflex device was as safe and effective as other cleared surgical meshes (i.e., predicate devices), all five of the orthopaedic surgeons on the panel agreed that it was.
Dr. Mabrey, the panel chair and a total joint surgeon, stated, “…the Panel generally believes that the device does foster in-growth similar to its predicates, that there does appear to be a lack of inflammation, it seems to meet its indications, and the risks associated with the use of the device seem to be minimal” (Advisory Panel transcript at http://www.fda.gov/ohrms/dockets/ac/cdrh08.html#orthopaedic).

The Story Behind the Story

ReGen’s 510(k) review was greatly impeded by a deteriorating environment within the FDA between supervisors and review staff. The review dates back three years, when the company originally pursued a 510(k) submission for the device. Following an initial not substantially equivalent (NSE) decision rejecting clearance of the device, the FDA reviewers refused to treat ReGen’s device as a surgical mesh.

In the 510(k) review process, a new device must be compared to one or more legally marketed devices (referred to as predicate devices). A manufacturer must demonstrate that the new device is at least as safe and effective as predicates. The FDA presented the opportunity for the Menaflex device to be regulated as a surgical mesh by clearing scores of devices during the past decade that ultimately became predicates for ReGen’s device.

The clearance of a surgical mesh depends upon the ability to demonstrate that the device can fulfill the intended use to reinforce damaged soft tissue. It also requires a demonstration that the device is as safe and effective a legally marketed predicate. The data presented from the ReGen-sponsored clinical trial demonstrated that the device functions effectively as a scaffold to provide significant amounts of new tissue, which reinforces the damaged meniscus, and that it is as safe and effective as predicates.

Several times, FDA reviewers demanded ReGen demonstrate use of its device was clinically superior to partial meniscectomy alone—which violates 510(k) standards requiring that submissions be compared with predicates, not procedures. In fact, the reviewer’s demands had no clinical relevance because a partial meniscectomy only treats the symptoms of meniscus damage—not the long-term consequences of tissue loss.

Following this illegal application of the incorrect review standard, and approximately two years into the review process, ReGen turned to elected representatives to help obtain a fair review under the appropriate legal standard. At no time did ReGen ask, nor did Congressional representatives suggest, that Congressional pressure be applied to obtain a substantive determination from the FDA concerning whether to recommend clearance.

ReGen in good faith prepared three separate 510(k) submissions in efforts to respond to inconsistent feedback from the review staff. Disagreements between review staff and management were thoroughly vetted through the Office of Integrity and Accountability and the Office of Chief Counsel.

After an exhaustive and expensive process, which threatened the viability of the company, ReGen reluctantly agreed to continue its submission with a narrowed indication for patients with chronic (and not acute) meniscus injuries. ReGen’s agreement to this narrowed indication led to a final review by Center for Devices and Radiological Health (CDRH) Director Dr. Dan Schulz, who called for the Advisory Panel to review ReGen’s submission.

The Advisory Panel vindicated ReGen by concluding the company met the legal standard for clearance, and broadening the indications to include patients with both acute and chronic injuries—reflecting the company’s original request.

Throughout the extraordinarily lengthy review process, ReGen asked only that its submissions receive a fair hearing through an unbiased process. Having obtained clearance, the company now asks that it be judged by the  ability of the Menaflex device to better the lives of its intended patients.